Exhibit 99.1

Helius Announces FDA 510(k) Submission for PoNS® Device Label Expansion in Stroke

Seeking an indication for gait and balance deficit in patients with chronic symptoms of stroke under its Breakthrough Device Designation

NEWTOWN, Pa., Sept 25, 2025 (GLOBE NEWSWIRE) -- Helius Medical Technologies, Inc. (NASDAQ: HSDT), today announced the filing of its U.S. Food and Drug Administration (FDA) 510(k) submission for the PoNS (Portable Neuromodulation Stimulator) device label expansion seeking an indication for gait and balance deficit in patients with chronic stroke symptoms. The submission was made with data generated in its Stroke Registrational Program (SRP) and was filed under its current FDA Breakthrough Device Designation.

All statistical analyses for the Functional Gait Assessment (FGA) primary endpoint demonstrated PoNS superior effectiveness in improving gait deficit by achieving a clinically meaningful mean improvement of more than 5 points, which was statistically significant across all studies (p<0.05) and was maintained for at least 12 weeks after completion of the therapy. Conversely the control group achieved, across all trials, a mean FGA improvement of less than 4 points, which fell below the 4.2-point Minimal Detectable Change (MDC) that reflects clinical meaningfulness of the therapeutic intervention.

“Substantial evidence across the SRP trials supports the superiority of active PoNS Therapy® as compared to physical therapy alone, when applied in standard clinical settings for stroke rehabilitation,” said Antonella Favit-Van Pelt, M.D., Ph.D., Helius’ Chief Medical Officer. “The totality of data in stroke survivors with gait deficits confirms the broader evidence of PoNS therapeutic effect in improving walking disability by enhancing and potentiating the benefit of physical therapy. Consistent with the existing body of clinical evidence, PoNS also confirms to be a safe and well tolerated therapy.”

PoNS efficacy and safety was clinically established from three clinical trials across 10 sites and 159 enrolled chronic stroke survivors with gait deficit due to stroke. The studies were structured to assess the effectiveness and safety of the PoNS device in conjunction with routine physical rehabilitation therapy over a 12-week treatment period. Participants were also followed for 12 weeks after completion of treatment to assess durability of treatment effect. Primary efficacy endpoints for gait (by FGA) and balance (by the Berg Balance Score), as well as key secondary endpoints including risk of falling (determined by FGA <23) and durability of effect (established at <30% reduction of FGA improvement 12 week after completion of study treatment) were analyzed, across the two pivotal studies, using a propensity score design methodology adjusted for multiplicity control. Study success was achieved by demonstrating superiority, using the Hochberg method, for either primary endpoint, which, then, allowed for analysis of the key secondary endpoints with the same methodology.

Overall, the primary endpoint was met and statistically significant for the FGA primary endpoint. In the primary analysis of the pooled pivotal randomized controlled and single-arm studies, treatment with active PoNS plus physical therapy (PT) led to an adjusted mean change in FGA of 5.37 points (95% CI: 4.23 to 6.52) at Week 12 as compared to a change of 3.31 points (95% CI 1.96 to 4.76) in the control group (sham PoNS plus PT). The treatment group difference by propensity adjustment was 2.06 (95% CI 0.29 to 3.84) with a 2-sided p-value of 0.0233 that met the Hochberg requirement for multiplicity (< 0.025) and, therefore, demonstrated statistical superiority. Durability of active PoNS therapeutic effect achieved at Week 12 was also demonstrated, with a mean percentage reduction in FGA ranging between -

Exhibit 99.1

4.71% and -4.97% and with 89.7% (95% CI 81.8% to 97.5%) of subjects meeting the durability performance goal. Improvement from baseline to Week 12 was also demonstrated for BBS in the active PoNS group although it did not reach statistically significant between-group separation. Similarly, risk of falling was resolved in 17.4% of subjects in the active PoNS group as compared to 8.9% in the control subjects, albeit not statistically significant. Treatment with PoNS was confirmed to be safe and well-tolerated with no incidence of treatment-related SAEs, across the SRP trials and existing RWE data, and adverse events (ranging between 0.0% and 14.8%) that were unrelated to the PoNS device.

"Submitting our 510(k) application to the FDA brings the benefits on gait from PoNS Therapy one step closer to stroke patients," said Dane Andreeff, CEO of Helius. "I'm incredibly proud of our team and thankful to the clinicians who facilitated this trial as we work together to increase patient access to this powerful therapy. We’re optimistic about a positive FDA outcome and the opportunity to support those living with the effects of stroke."

About the PoNS Device and PoNS Therapy

The Portable Neuromodulation Stimulator (“PoNS”) is an innovative, non-implantable, orally applied therapy that delivers neurostimulation through a mouthpiece connected to a controller and it’s used, primarily at home, with physical rehabilitation exercise, to improve balance and gait. The PoNS device, which delivers mild electrical impulses to the tongue, is indicated for use in the United States as a short-term treatment of gait deficit due to mild-to-moderate symptoms from MS and is to be used as an adjunct to a supervised therapeutic exercise program in patients 22 years of age and over by prescription only.

PoNS has shown effectiveness in treating gait or balance and a significant reduction in the risk of falling in stroke patients in Canada, where it received authorization for sale in three indications: (i) for use as a short-term treatment (14 weeks) of gait deficit due to mild and moderate symptoms from stroke and is to be used in conjunction with physical therapy; (ii) for use as a short-term treatment (14 weeks) of chronic balance deficit due to mild-to-moderate traumatic brain injury (“mmTBI”) and is to be used in conjunction with physical therapy; and (iii) for use as a short-term treatment (14 weeks) of gait deficit due to mild and moderate symptoms from MS and is to be used in conjunction with physical therapy. PoNS is also authorized for sale in Australia for short term use by healthcare professionals as an adjunct to a therapeutic exercise program to improve balance and gait. For more information visit www.ponstherapy.com.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a leading neurotech company in the medical device field focused on neurologic deficits using orally applied technology platform that amplifies the brain’s ability to engage physiologic compensatory mechanisms and promote neuroplasticity, improving the lives of people dealing with neurologic diseases. The Company’s first commercial product is the Portable Neuromodulation Stimulator. For more information about the PoNS or Helius Medical Technologies, visit www.heliusmedical.com.

The Company has adopted a digital asset treasury strategy focused on accumulating SOL, the native digital asset of the Solana blockchain, leveraging capital markets raises that produce consistent on-chain yield generation. Helius will provide access to the Solana network.

Exhibit 99.1

Cautionary Disclaimer Statement

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Forward-looking statements are often identified by terms such as “believe,” “expect,” “continue,” “will,” “goal,” “aim” and similar expressions. Such forward-looking statements include, among others, statements regarding future presentation and uses of the SRP study results, successful outcome of the FDA submission, the availability of commercial reimbursement and the uses and effectiveness of PoNS and PoNS Therapy.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those expressed or implied by such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include uncertainties associated with the Company’s capital requirements to achieve its business objectives, availability of funds, the Company’s ability to find additional sources of funding, manufacturing, labor shortage and supply chain risks, including risks related to manufacturing delays, the Company’s ability to obtain national Medicare insurance coverage and to obtain a reimbursement code, the Company’s ability to continue to build internal commercial infrastructure, secure state distribution licenses, market awareness of the PoNS device, future clinical trials and the clinical development process, the product development process and the FDA regulatory submission review and approval process, other development activities, ongoing government regulation, and other risks detailed from time to time in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and its other filings with the United States Securities and Exchange Commission and the Canadian securities regulators, which can be obtained from either at www.sec.gov or www.sedar.com.

The reader is cautioned not to place undue reliance on any forward-looking statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

Investor Relations Contact

Philip Trip Taylor

Gilmartin Group

investorrelations@heliusmedical.com

Pantera Capital Management LP

ir@panteracapital.com

press@panteracapital.com